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                                                                     EXHIBIT 4.5

                                                               EXECUTION VERSION

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), dated as of December 19, 2002, is made by STERLING CHEMICALS, INC., a Delaware corporation, and STERLING CHEMICALS ENERGY, INC., a Delaware corporation (each, individually, a "Borrower" and, collectively, the "Borrowers"), and each other Person (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings provided for or incorporated by reference in Article I below) that may from time to time become, pursuant to the terms of the Credit Agreement, a party to this Agreement (each such Person and each Borrower individually a "Grantor" and, together with all such other Persons and all Borrowers, collectively, the "Grantors"), in favor of THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Secured Parties (together with its successors and assigns in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. Pursuant to a Revolving Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers.

         B. As a condition precedent to the making of each Credit Extension (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Agreement.

         C. Each Grantor has duly authorized the execution, delivery and performance of this Agreement.

         D. It is in the best interests of each Grantor to execute this Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuer pursuant to the Credit Agreement and the execution and delivery of Rate Protection Agreements between the Borrowers and certain Lenders.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (i) the Lenders, the Swing Line Lender and the Issuer to make Revolving Credit Loans and Swing Line Loans and issue Letters of Credit pursuant to the Credit Agreement and (ii) the Secured Parties to enter into Rate Protection Agreement(s), each Grantor jointly and severally agrees, for the benefit of each Secured Party, as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Borrower" and "Borrowers" are defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Computer Hardware and Software Collateral" means:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by any Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c)      all firmware associated therewith;

                  (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

                  (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "Copyright Collateral" means all copyrights of each Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force in the United States including all of such Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office, and all applications for registration thereof, whether pending or in preparation, all copyright licenses in the United States, the right to sue for past, present and future

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infringements of any thereof, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "Credit Agreement" is defined in recital A.

         "Disposition" means, with respect to any property, any sale, long-term ground lease, Sale/Leaseback Transaction or similar transfer (whether by foreclosure, deed-in-lieu of foreclosure, assignment or otherwise) of such property, in each case to any Person (other than a Borrower or any Subsidiary of any Borrower).

         "Excluded Contracts" means, with respect to any Grantor, all contracts for the receipt by such Grantor of services or supplies but excluding any contracts that give rise to the payment of money to such Grantor.

         "Excluded Equipment" means, to the extent any of the following items constitute fixtures and/or Equipment under applicable laws, all fixtures, fittings, appliances, apparatus, Equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever (other than Inventory) and all replacements thereof and additions, enhancements or upgrades thereto, now or hereafter affixed, or attached to, placed upon or located on or in the Real Property or any buildings, structures and other improvements thereon.

         "Excluded Intellectual Property" means, collectively, (a) all patentable inventions, letters patent and applications for letters patent that are necessary or appropriate for the continued operation of the plants located at the Real Property, and (b) all Trade Secrets that are necessary or appropriate for the continued operation of the plants located at the Real Property.

         "Grantor" and "Grantors" are defined in the preamble.

         "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral, but excluding (x) the Excluded Intellectual Property, and (y) to the extent the same constitute Intellectual Property Collateral, the Excluded Contracts.

         "Lenders" is defined in recital A.

         "Patent Collateral" means:

                  (a) all letters patent and applications for letters patent in the United States, including all patent applications in preparation for filing in the United States;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c)      all patent licenses in the United States; and

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                  (d)      all Proceeds of, and rights associated with, the
         foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, referred to in clauses (a) or (b) above, and for breach or enforcement of any patent license referred to in clause (c) above.

         "Real Property" means all real property now owned or hereafter acquired by any Grantor, including, without limitation, that certain real property located in Galveston County, Texas, more particularly described on Exhibit A of the Indenture Deed of Trust.

         "Receivable" means any right to payment for Goods sold, leased or licensed or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby a Borrower or a Subsidiary of a Borrower transfers such property to a Person (other than a Borrower or a Subsidiary of a Borrower) and a Borrower or a Subsidiary of a Borrower leases such transferred property from such transferee.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments have been permanently terminated.

         "Trademark Collateral" means:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, designs and General Intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the United States or hereafter adopted or acquired in the United States, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State;

                  (b)      all Trademark licenses in the United States;

                  (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) through (c); and

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                  (e)      all Proceeds of, and rights associated with, the
         foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in clauses (a) through (c) above, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any such Trademark license.

         "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential or proprietary information and know-how used or obtained at any time for use in the business of any Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         "U.C.C." means the Uniform Commercial Code in effect in the State of New York, as the same may be amended from time to time.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein, the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used in this Agreement as so defined: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, General Intangible, Good, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Record, Supporting Obligation and Tangible Chattel Paper.

                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1. Grant of Security. Each Grantor hereby assigns, pledges, hypothecates, charges, delivers and transfers to the Administrative Agent, for its benefit and the benefit of each of the Secured Parties, and hereby grants to the Administrative Agent, for its benefit and the benefit of each of the Secured Parties, a continuing security interest in all of such Grantor's right, title and interest in and to the following, whether now owned or hereafter existing or acquired by such Grantor (the "Collateral"):

                  (a) all Accounts and all books, other Records and Proceeds with respect thereto;

                  (b) all Chattel Paper (including without limitation all Tangible Chattel Paper and Electronic Chattel Paper) and all books, other Records and Proceeds with respect thereto;

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                  (c)      all Deposit Accounts, including without limitation
         each Lockbox Account (including all deposits and investments therein and all earnings thereon), and all books, other Records and Proceeds with respect thereto, but excluding (x) the Indenture Collateral Account, and (y) any Proceeds with respect to the Indenture Collateral Account;

                  (d) all Documents and all books, other Records and Proceeds with respect thereto;

                  (e) all General Intangibles (other than Excluded Contracts) and all books, other Records and Proceeds with respect thereto;

                  (f) all Inventory and all books, other Records and Proceeds with respect thereto;

                  (g) all other Goods (including without limitation all Equipment but excluding the Excluded Equipment) and all books, other Records and Proceeds with respect thereto;

                  (h) all Instruments and all books, other Records and Proceeds with respect thereto;

                  (i) all Intellectual Property Collateral and all books, other Records and Proceeds with respect thereto;

                  (j) all Investment Property and all books, other Records and Proceeds with respect thereto;

                  (k) all Letter-of-Credit Rights and all books, other Records and Proceeds with respect thereto;

                  (l) all Receivables not otherwise described above and all books, other Records and Proceeds with respect thereto; and

                  (m) all Supporting Obligations and all books, other Records and Proceeds with respect thereto.

Notwithstanding the foregoing, the "Collateral" shall not include (i) any Proceeds (other than Capital Securities of a Borrower or a Subsidiary of a Borrower) arising from a Disposition, casualty or condemnation of Excluded Equipment or Excluded Contracts, or (ii) any General Intangibles or other rights arising under any contract, instrument, license or other document as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant in favor of the Person(s) (other than such Grantor) obligated on such contract, instrument, license or other document, unless and until any required consents shall have been obtained. Each Grantor agrees to use commercially reasonable efforts to obtain any such

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required consent with respect to any material item described in clause (ii) of the immediately preceding sentence.

         SECTION 2.2. Security for Obligations. This Agreement secures the payment in cash in full of all Obligations.

         SECTION 2.3. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

                  (a)      remain in full force and effect until the Termination
         Date;

                  (b) be binding upon each Grantor, its successors, transferees and assigns; and

                  (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any Revolving Credit Commitment or Swing Line Loan Commitment or Loan held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Loan Document or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 of the Credit Agreement. Upon the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement, the security interests granted herein shall automatically terminate with respect to such Collateral, but not the Proceeds thereof. Upon the Termination Date, the security interests granted in the Collateral by each Grantor hereunder shall automatically terminate and all rights to such Collateral shall revert and be reassigned to such Grantor. Upon any sale, transfer, disposition or termination described in either of the two immediately preceding sentences, the Administrative Agent will, at the applicable Grantor's sole expense, execute and deliver to such Grantor, without any representations, warranties or recourse, such documents as such Grantor may reasonably request to evidence such termination, release or reassignment.

         SECTION 2.4. Grantor Remains Liable. Anything herein to the contrary notwithstanding:

                  (a) each Grantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

                  (b) the exercise by the Administrative Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

                  (c) neither the Administrative Agent nor any other Secured Party will have any obligation or liability under any such contracts or agreements included in the

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         Collateral by reason of this Agreement, nor will the Administrative
         Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.5. Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

                  (a)      any lack of validity or enforceability of any Loan
         Document;

                  (b)      the failure of any Secured Party

                           (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Person under the provisions of any Loan Document or otherwise or

                           (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligations;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason (other than the repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral) or any amendment to or waiver or release of or addition to or consent to departure from any guaranty for any of the Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.

         SECTION 2.6. Postponement of Subrogation, etc. Each Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Termination Date. Any

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amount paid to any Grantor on account of any payment made hereunder prior to the
Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if:

                  (a) such Grantor has made payment to the Administrative Agent for the benefit of the Secured Parties of all or any part of the Obligations; and

                  (b)      the Termination Date has occurred,

each Secured Party agrees that, at the requesting Grantor's request, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, prior to the Termination Date, each Grantor shall refrain from taking any action or commencing any proceeding against any Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Administrative Agent or any other Secured Party.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. Each Grantor represents and warrants to each Secured Party as set forth in this Article III.

         SECTION 3.2. Location of Collateral, etc. All of the Equipment, Inventory and Deposit Accounts of such Grantor are respectively located at the places specified in Item 3 of the Perfection Certificate. None of the Equipment or Inventory has, within the four months preceding the date of this Agreement if then owned by such Grantor, been located at any place other than the places specified in Item 3 of the Perfection Certificate. The principal place of business and chief executive office of such Grantor and the office where such Grantor keeps its Records concerning the Receivables, and all originals of all Chattel Paper which evidence Receivables, are located at the address set forth in Item 3 of the Perfection Certificate. Such Grantor has no trade names other than those specified in Item 1(d) of the Perfection Certificate. During the four months preceding the date hereof, such Grantor has not been known by any legal name different from the one set forth on Item 1(a) of the Perfection Certificate, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item 1(c) of the Perfection Certificate. All Receivables evidenced by a promissory note or other Instrument, negotiable document or Chattel Paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent and delivered and pledged to the Administrative Agent pursuant to Section 4.6. Such Grantor is not a party to any Federal, State or local government contract except as set forth in Item 13 of the Perfection Certificate.

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         SECTION 3.3.   Ownership, No Liens, etc. Such Grantor owns its
Collateral free and clear of any Lien, except for the security interest created by this Agreement and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement or as have been filed in connection with Permitted Liens.

         SECTION 3.4. Possession and Control. Such Grantor has exclusive possession and control of its Equipment and Inventory except where the absence of possession and control results from actions of such Grantor in the ordinary course of business.

         SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Such Grantor has, prior to or contemporaneously herewith, delivered to the Administrative Agent possession of all originals of all negotiable documents, Instruments and Chattel Paper currently owned or held by such Grantor (duly endorsed in blank, if requested by the Administrative Agent).

         SECTION 3.6. Intellectual Property Collateral. With respect to any Intellectual Property Collateral owned by such Grantor the loss, impairment or infringement of which could reasonably be expected to have a Material Adverse
Effect:

                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Intellectual Property Collateral is valid and enforceable;

                  (c) such Grantor has made all necessary filings to record its ownership of the registrations and applications included in such Intellectual Property Collateral in the United States Patent and Trademark Office and the United States Copyright Office, as applicable;

                  (d) such Grantor is the owner of the unencumbered right, title and interest in and to such Intellectual Property Collateral (except for (i) Liens created under the Loan Documents, (ii) Permitted Liens, and (iii) rights of licensees under licenses of such Intellectual Property Collateral in the ordinary course of business) and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party except for claims that could not reasonably be expected to have a Material Adverse Effect; and

                  (e) such Grantor has performed all acts and has paid all required fees and Taxes required to maintain the registrations and applications filed with respect to any such Intellectual Property Collateral that is used in and material for, or necessary to, any Borrower's business.

Each Grantor owns directly or is entitled to use by license or otherwise, all Patents, Trademarks, Trade Secrets, Copyrights, licenses, technology, know-how, processes and rights with respect to

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any of the foregoing that are used in and material for, or necessary to, the conduct of such Grantor's business as currently conducted.

         SECTION 3.7. Validity, etc. This Agreement creates a valid security interest in and Lien on all Collateral, and, upon the taking of the actions described in Section 3.8(b), such Lien senior to all Liens (other than Liens permitted by clauses (b), (d), (e), (f), (h), (k) and (l) of Section 7.2.3 of the Credit Agreement).

         SECTION 3.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no material authorization, material approval or other action by, and no material notice to or material filing with, any Governmental Authority or regulatory body is required either
(a) for the grant by such Grantor of the security interest granted hereby, the pledge by such Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by such Grantor or (b) except for the filing of appropriate financing statements with the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest of the Administrative Agent in the Collateral and such recordings and registrations as may be required under the trademark, copyright, and patent laws of the United States and any other jurisdictions where the Borrowers own Intellectual Property Collateral, for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder.

         SECTION 3.9. Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral.

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1. Certain Covenants. Each Grantor covenants and agrees that, at all times prior to the Termination Date, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Article IV.

         SECTION 4.2. As to Equipment and Inventory. Such Grantor hereby agrees that it will:

                  (a) keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 3.2 or, upon 30 days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all representations and warranties set forth in
         Article III shall be true and correct in all material respects, and all action required pursuant to the first sentence of Section 4.6 shall have been taken with respect to the Equipment and Inventory;

                  (b) cause the Equipment to be maintained and preserved in its existing condition, ordinary wear and tear excepted, or in the case of any loss or damage to any of the

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         Equipment that is material to the operations of any Grantor, as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Administrative Agent a statement respecting any loss or damage to any of the Equipment in excess of $1,000,000 per occurrence; and

                  (c) pay when due all Taxes, assessments and governmental charges imposed upon, and all claims (including claims for labor, materials and supplies) against the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

         SECTION 4.3. As to Receivables. (a) Such Grantor will: (i) keep its chief executive office and the office(s) where it keeps its Records concerning the Receivables, and all originals of all Chattel Paper which evidences Receivables (other than Chattel Paper delivered to the Administrative Agent pursuant to Section 3.5 or Section 4.6(a)), located at the address(es) set forth in Section 3.2 and shall keep its other places of business at the addresses set forth in Section 3.2, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.6 shall have been taken with respect to the Receivables and such other Collateral; (ii) not change its name, corporate identity, jurisdiction of organization or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent; (iii) hold and preserve such Records concerning the Receivables; and (iv) permit representatives of the Administrative Agent, at reasonable times and intervals and upon reasonable notice during normal business hours to inspect (and photocopy extracts from) such Records.

         (b) Such Grantor shall have the right to collect, demand, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due on Receivables and settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances with respect to Receivables in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.

         (c) Except as otherwise provided in Section 7.2.19 of the Credit Agreement, all cash kept by a Grantor in a Deposit Account shall be kept in a Deposit Account subject to an applicable Lockbox Agreement. All Proceeds of Collateral received by such Grantor shall be delivered in kind for deposit to the applicable Lockbox Account. Such Proceeds of Collateral received by such Grantor shall, prior to deposit in the Lockbox Account, be held (i) separate and apart from, and not commingled with, any other property and (ii) in express trust for the benefit of the Administrative Agent until delivery thereof is made to the applicable Lockbox Account.

         (d) The Administrative Agent shall have the right to apply any amount in any Lockbox Account and/or the Concentration Account as set forth in the Credit Agreement.

         (e) With respect to each Lockbox Account and the Concentration Account, it is hereby confirmed and agreed that (i) deposits in each such account are subject to a security interest as contemplated hereby, (ii) each such account shall be under the sole dominion and control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral, in each case subject to the provisions of the applicable Lockbox Agreement.

         (f) Such Grantor will not create any Chattel Paper without placing a legend on such Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

         SECTION 4.4. As to Collateral. (a) Until the occurrence and continuance of an Event of Default, and such time as the Administrative Agent shall notify such Grantor of the revocation of such power and authority, such Grantor (i) may in the ordinary course of its business (except to the extent prohibited under any Loan Document) at its own expense, refine, process, store, transport, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business (except to the extent prohibited under the Credit Agreement or any other Loan Document), any raw materials, including work in process or materials normally held by such Grantor for such purpose,
(ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request upon the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, (iii) may grant, in the ordinary course of business (except to the extent prohibited under any Loan Document), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral, and (iv) may issue licenses to third-parties with respect to Trademarks, Patents, Copyrights, and Trade Secrets in the ordinary course of business. The Administrative Agent, however, may, at any time upon the occurrence and during the continuance of an Event of Default, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, such Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

         (b) The Administrative Agent is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

         SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of such Grantor:

                  (a) such Grantor will not (i) do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to, (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ, consistent with past practice, all of the Trademark Collateral registered with any Federal or State authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral unless such other Trademark is subject to the Administrative Agent's Lien hereunder, or (E) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in any such case, such Grantor shall either (x) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the relevant Intellectual Property Collateral is not of material economic value to such Grantor, or (y) in the exercise of its reasonable business judgment determines to do otherwise;

                  (b) such Grantor shall notify the Administrative Agent as soon as practicable if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable other than upon the natural expiration of protective periods under applicable law, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any U.S. court) regarding such Grantor's ownership of any material item of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

                  (c) unless such Grantor shall otherwise determine in the exercise of its reasonable business judgment, such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and Taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a) and (b)); and

                  (e) such Grantor will, (i) as soon as practicable (and in any event within thirty (30) days) after such Grantor obtains any material item of Intellectual Property Collateral that is the subject of a registration or application in the United States Patent and

         Trademark Office or in the United States Copyright Office, notify the Administrative Agent of the acquisition of such Intellectual Property and, (ii) as soon as reasonably practicable after any request by the Administrative Agent therefor (and in any event within ten (10) Business Days of such request) execute and deliver to the Administrative Agent notice(s) to be filed with the United States Patent and Trademark Office or United States Copyright Office, as applicable, with respect to the security interest granted by this Agreement in such Intellectual Property Collateral, together with any other documents as may be requested by the Administrative Agent and required to acknowledge or register or perfect the Administrative Agent's interest in any such item of Intellectual Property Collateral, each of which notices and other documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 4.6. Further Assurances, etc. Such Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:

                  (a) if any Receivable (excluding any Receivable not included in calculating the Borrowing Base Amount and with respect to which the payment owed to such Grantor does not exceed $500,000) shall be evidenced by a promissory note or other Instrument, negotiable document or Chattel Paper, deliver and pledge to the Administrative Agent hereunder such promissory note, Instrument, negotiable document or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;

                  (b) take such actions as are reasonably requested by the Administrative Agent in order to allow the Administrative Agent to obtain control with respect to all Collateral consisting of (i) Deposit Accounts, (ii) Investment Property, (iii) Letter-of-Credit Rights and
         (iv) Electronic Chattel Paper;

                  (c) authorize, execute (if necessary) and deliver to the Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. Section. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may reasonably request; and

                  (d) furnish to the Administrative Agent, from time to time at the Administrative Agent's reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 4.7.   Insurance.   Each Grantor will:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, (and if insurance companies cease to offer such insurance generally or with deductibles in the amounts customarily obtained by the Company, such insurance with such deductibles as is acceptable to the Administrative Agent) and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Grantor; and

                  (b) maintain all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.6).

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and any expense of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.3.

         SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for:

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Administrative Agent agrees to use reasonable care in the custody and preservation of any of the Collateral in its possession in accordance with Section 9-207 of the U.C.C.; provided, that (a) the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property, and (b) it is understood that the Administrative Agent shall have no responsibility for taking any necessary steps to preserve rights against prior parties with respect to the Collateral.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                           (i) require each Grantor to, and such Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties, and

                           (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of such Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent as follows:

                           (i) first, to the payment of any and all fees and expenses then due and owing to the Administrative Agent (including, without limitation, any amounts payable to the Administrative Agent pursuant to Section 10.3 of the Credit Agreement and Section 6.3 of this Agreement);

                           (ii) second, to the payment of any and all fees and expenses then due and owing to the other Lenders in accordance with their respective Percentages;

                           (iii) third, to the payment of all accrued and unpaid interest on Swing Line Loans;

                           (iv) fourth, to the payment of all accrued and unpaid interest on Revolving Credit Loans, to each Lender in accordance with each Lender's respective Percentage;

                           (v) fifth, to reduce the outstanding principal amount of all Swing Line Loans until all outstanding Swing Loans have been paid in full;

                           (vi) sixth, to the payment to the Lenders, in accordance with their respective Percentages, of all outstanding Revolving Credit Loans until all outstanding Revolving Credit Loans have been paid in full;

                           (vii)    seventh, to reduce all unpaid and
                  outstanding Reimbursement Obligations;

                           (viii) eighth, to Cash Collateralize all Letters of Credit;

                           (ix) ninth, to the ratable payment of all other unpaid and outstanding Obligations, to each Secured Party in accordance with the proportion that the unpaid and outstanding Obligations to such Secured Party bears to the unpaid and outstanding Obligations to all Secured Parties; and

                           (x) tenth, any remaining funds shall continue to be held by the Administrative Agent to be held as additional collateral security and applied to any outstanding Obligations in accordance with clauses (i)-(ix) above until the Termination Date, after which such remaining cash Proceeds shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c)      The Administrative Agent may

                           (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts or other writings in such Grantor's name to allow collection of the Collateral,

                           (v)      take control of any Proceeds of the
                  Collateral and

                           (vi) execute (in the name, place and stead of such Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         The Administrative Agent shall notify the applicable Grantor promptly after it exercises any right or rights pursuant to this Section 6.1(c) with respect to Collateral of such Grantor; provided, that any failure to provide such notice shall not in any way prejudice any such exercise of any right or rights.

         SECTION 6.2. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3. Indemnity and Expenses. Each Grantor hereby jointly and severally indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct and, each Grantor will, upon demand pay (without duplication) to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur, in each case, in connection with:

                  (a)      the administration of this Agreement;

                  (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral;

                  (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                  (d) the failure by any Grantor to perform or observe any of the provisions hereof.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and each Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which each Grantor agrees hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to any Grantor, at the address or facsimile number of the Company provided for in the Credit Agreement, and, if to the Administrative Agent, at the address or facsimile number provided for in the Credit Agreement, or to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received, or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION 7.5. Headings. The various headings of this Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

         SECTION 7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.7. Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in several counterparts and by facsimile, each of which counterparts shall be deemed to be an original (whether such counterpart is originally executed or a facsimile copy of a counterpart that is originally executed) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written.

         SECTION 7.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.9. Additional Grantors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, together with each Schedule thereto, such Person shall become a "Grantor" hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each party hereto has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         GRANTORS:

                                         STERLING CHEMICALS, INC.
                                         STERLING CHEMICALS ENERGY, INC.

                                         By____________________________________
                                            Name:
                                            Title:

                                         ADMINISTRATIVE AGENT:

                                         THE CIT GROUP/BUSINESS CREDIT, INC., as
                                           Administrative Agent, on behalf of
                                           the Secured Parties

                                         By____________________________________
                                         Name:  R. Grant Weiss
                                         Title: Vice President

                     Signature Page to Security Agreement

                                                                         ANNEX I
                                                           to Security Agreement

                    SUPPLEMENT NO._____ TO SECURITY AGREEMENT

         THIS SUPPLEMENT NO.___, dated as of________________, _______ (this
"Supplement"), to the Security Agreement, dated as of December 19, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the initial signatories thereto and each other Person (such capitalized term and all other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Security Agreement) which from time to time thereafter became a party thereto pursuant to
Section 7.9 thereof (each such Person and each Borrower is individually referred to herein as a "Grantor", and collectively as the "Grantors"), and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for each of the Secured Parties, is made by _______________, a ____________ (the "Additional Grantor").

                                    RECITALS:

         A. Pursuant to a Revolving Credit Agreement, dated as of December 19, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Sterling Chemicals, Inc., a Delaware corporation, and Sterling Chemicals Energy, Inc., a Delaware corporation (each individually a "Borrower" and collectively the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers.

         B. As a condition precedent to the making and maintenance of the Credit Extensions under the Credit Agreement, the Additional Grantor is required to execute and deliver this Supplement.

         C. The Additional Grantor has duly authorized the execution, delivery and performance of this Supplement and the Security Agreement.

         D. The Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.

         E. Pursuant to the provisions of Section 7.9 of the Security Agreement, the Additional Grantor is becoming a Grantor under the Security Agreement.

         F. The Additional Grantor desires to become a Grantor under the Security Agreement in order to induce the Secured Parties to continue to make and maintain Revolving Credit Loans and Swing Line Loans and issue and maintain Letters of Credit under the Credit Agreement as consideration therefor.

                     Annex I to Security Agreement- Page 1

         NOW, THEREFORE, the Additional Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. In accordance with Section 7.9 of the Security Agreement, the Additional Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto as a Grantor, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest (the "Additional Collateral") as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the
Obligations:

                  (a) all Accounts and all books, other Records and Proceeds with respect thereto;

                  (b) all Chattel Paper (including without limitation all Tangible Chattel Paper and Electronic Chattel Paper) and all books, other Records and Proceeds with respect thereto;

                  (c) [ALL COMMERCIAL TORT CLAIMS DESCRIBED ON SCHEDULE I ATTACHED HERETO](1);

                  (d) all Deposit Accounts, including without limitation each Lockbox Account (including all deposits and investments therein and all earnings thereon), and all books, other Records and Proceeds with respect thereto, but excluding (x) the Indenture Collateral Account, and (y) any Proceeds with respect to the Indenture Collateral Account;

                  (e) all Documents and all books, other Records and Proceeds with respect thereto;

                  (f) all General Intangibles (other than Excluded Contracts) and all books, other Records and Proceeds with respect thereto;

                  (g) all Inventory and all books, other Records and Proceeds with respect thereto;

                  (h) all other Goods (including without limitation all Equipment but excluding the Excluded Equipment) and all books, other Records and Proceeds with respect thereto;

                  (i) all Instruments and all books, other Records and Proceeds with respect thereto;

---------------------
(1) Item to be deleted if the Additional Grantor does not have any Commercial Tort Claims

                      Annex I to Security Agreement- Page 2

                  (j) all Intellectual Property Collateral and all books, other Records and Proceeds with respect thereto;

                  (k) all Investment Property and all books, other Records and Proceeds with respect thereto;

                  (l) all Letter-of-Credit Rights and all books, other Records and Proceeds with respect thereto;

                  (m) all Receivables not otherwise described above and all books, other Records and Proceeds with respect thereto; and

                  (n) all Supporting Obligations and all books, other Records and Proceeds with respect thereto.

                  Notwithstanding the foregoing, the "Additional Collateral" shall not include (i) any Proceeds (other than Capital Securities of a Borrower or a Subsidiary of a Borrower) arising from a Disposition, casualty or condemnation of Excluded Equipment or Excluded Contracts, or (ii) any General Intangibles or other rights arising under any contract, instrument, license or other document as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant in favor of the Person(s) (other than the Additional Grantor) obligated on such contract, instrument, license or other document, unless and until any required consents shall have been obtained. The Additional Grantor agrees to use commercially reasonable efforts to obtain any such required consent with respect to any material item described in clause (ii) of the immediately preceding sentence.

In furtherance of the foregoing, each reference to a "Grantor" in the Security Agreement shall be deemed to include the Additional Grantor, each reference to "Collateral" in the Security Agreement shall be deemed to include the Additional Collateral, and each Schedule hereto shall be deemed to be included in the Schedules thereto.

         SECTION 2. The Additional Grantor hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the Additional Grantor and constitutes a legal, valid and binding obligation of the Additional Grantor, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles, (ii) each Schedule attached hereto contains true, correct and complete information with respect to the matters set forth therein, and (iii) all representations and warranties set forth in Article III of the Security Agreement, as supplemented hereby to incorporate each Schedule hereto, are true and correct in all respects as to the Additional Grantor.

         SECTION 3. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

                      Annex I to Security Agreement- Page 3

         SECTION 4. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 5. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Security Agreement), the Additional Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Administrative Agent.

         SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. This Supplement hereby incorporates by reference the provisions of the Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Security Agreement.

         SECTION 8. This Supplement may be executed in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or a facsimile copy of a counterpart that is originally executed) and all of which shall constitute together but one and the same agreement. This Supplement shall become effective and binding as of the date first above written when a counterpart hereof executed on behalf of the Additional Grantor shall have been received by the Administrative Agent.

         IN WITNESS WHEREOF, the Additional Grantor has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                    [NAME OF ADDITIONAL GRANTOR]

                                                     By________________________
                                                     Name:
                                                     Title:

ACKNOWLEDGED AND ACCEPTED BY:

THE CIT GROUP/BUSINESS CREDIT, INC.
as Administrative Agent, on behalf of the Secured Parties

By___________________________
  Name:
  Title:

                      Annex I to Security Agreement- Page 4

                                                                      SCHEDULE I
                                                            to Supplement No.___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])

                            Commercial Tort Claims(2)

---------------------
(2) Schedule I to be deleted if the Additional Grantor does not have any Commercial Tort Claims

                                                               SCHEDULE [I] [II]
                                                            to Supplement No.___
                                                           to Security Agreement
                                                  ([NAME OF ADDITIONAL GRANTOR])

            Perfection Certificate Information for Additional Grantor

                  1. Names and Business Qualifications. (a) The exact name (as such name appears in the certificate of incorporation or similar organizational document of the Additional Grantor), jurisdiction of organization, and organizational identification number of the Additional Grantor, and each jurisdiction in which the Additional Grantor is qualified to conduct business as a foreign entity, are as follows:

---------------------------------------------------------------------------------------------------
                                         Organizational         Jurisdictions Where Qualified to
                                         --------------         --------------------------------
                Jurisdiction of           Identification          Transact Business as a Foreign
                ---------------          --------------          -------------------------------
Name             Incorporation               Number                       Corporation
----             -------------               ------                       -----------
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

                           (b)      Set forth below is each other name that the
Additional Grantor has had since its organization, together with the date of the relevant change:

                           (c)      Except as set forth below, the Additional
Grantor has not changed its identity or organizational structure in any way within the past five years.

                           (d)      The following is a list of all other names
(including trade names or similar appellations) used by the Additional Grantor or any of its divisions or other business units at any time during the past five years:

                  2. Taxpayer Identification Numbers. The exact taxpayer identification number of the Additional Grantor is as follows:

                  3. Current Locations. (a) The chief executive office of the Additional Grantor is located at the following address:

                           (b)      The following are all locations where the
additional Grantor maintains any chattel paper or any books or records relating to any accounts receivable:

                           (c)      The following are all locations where the
Additional Grantor maintains any Lockbox Account, deposit account, securities account or other bank account:

                           (d)      The following is a list of all real property
owned or leased by the Additional Grantor (identify: the complete address and county of all such real property; whether such property is owned or leased; if such property is leased, the name and complete address of the lessor of such property; the use and approximate value of such property):

                           (e)      The following are all the locations
(including the addresses) where the Additional Grantor maintains any equipment or inventory not identified above (identify the approximate value of any such equipment or inventory and the nature of such location):

                           (f)      The following are the names and addresses
of all Persons other than the Additional Grantor which have possession of any of the Additional Grantor's equipment:

                           (g)      The following are the names and addresses
of all Persons other than the Additional Grantor which have possession of the Additional Grantor's inventory (explain relationship of such Persons to a Borrower, e.g., consignee, etc.):

                  4.       Mobile Goods.

                  (a) Does the Additional Grantor own railroad cars or other rolling stock? Yes_____ No____ .

         If Yes, attached as Schedule 4(a) is a list and description of such railroad cars or other rolling stock.

                  (b) Does the Additional Grantor own any aircraft? Yes ___ No____ .

         If Yes, attached as Schedule 4(b) is a list and description of such aircraft.

                  (c) Does the Additional Grantor own any automotive equipment or other vehicles (including certificated trailers)? Yes___ No__.

         If Yes, attached as Schedule 4(c) is a list and description of such automotive equipment and other vehicles.

                  (d) Does the Additional Grantor own any barges, ships or other vessels? Yes______ No____.

         If Yes, attached as Schedule 4(d) is a list and description of such barges, ships or other vessels (identify whether certificates of documentation are issued for such vessels).

                  5. Consigned Inventory. Approximate dollar amount of the Additional Grantor's inventory consigned to third parties at any time:$____________.

                  6. Inventory Located Outside of U.S. Approximate dollar amount of the Additional Grantor's inventory located outside of the United States at any time: $_________.

                  7. Method of Shipment of Inventory. List the methods by which the Additional Grantor's inventory is shipped to customers (e.g., common carrier, by company owned vehicles, company owned railroad cars, etc.).

                  8. Unusual Transactions. The Additional Grantor's receivables have been originated by the Additional Grantor and the Additional Grantor's inventory has been acquired by the Additional Grantor in the ordinary course of its business.

                  9. Government Contracts. The Additional Grantor is a party to the following Federal, State or local government contracts:

                  10. Patents. Below is a list of each patent and patent application in which the Additional Grantor has any interest (whether as owner, licensee or otherwise):

                  (a)      Nature of interest (e.g., owner, licensee, other);

                  (b)      Description;

                  (c)      Registration number;

                  (d) Issue date (patent) or date of application (patent application); and

                  (e) Country of issuance (patent) or country of application (patent application).

                  11. Trademarks. Below is a list of each registered trademark and trademark application in which the Additional Grantor has any interest (whether as owner, licensee or otherwise):

         Registered Trademarks:

                  (a)      Nature of interest (e.g., owner, licensee, other);

                  (b)      Registered trademark;

                  (c)      Registered number;

                  (d)      Property covered;

                  (e)      Date of registration;

                  (f)      Country of registration;

         Trademark Applications:

                  (a)      Nature of interest (e.g., owner, licensee, other);

                  (b)      Trademark to which application applies;

                  (c)      Property covered;

                  (d)      Date of application; and

                  (e)      Country of application.

                  12. Copyrights. Below is a list of each copyright and copyright application in which the Additional Grantor has any interest (whether as owner, license or otherwise):

         Copyrights:

                  (a)      Nature of interest (e.g., owner, licensee, other);

                  (b)      Copyright;

                  (c)      Copyright number;

                  (d)      Property covered;

                  (e)      Date of copyright;

                  (f)      Docket number; and

                  (g)      Country of registration.

         Copyright Applications:

                  (a)      Nature of interest (e.g., owner, licensee, other);

                  (b)      Copyright to which application applies;

                  (c)      Property covered;

                  (d)      Date of application; and

                  (e)      Country of application.

                  13. Investment Property. Below is a list of all securities (whether or not evidenced by a certificate), instruments and other investment property which are in the name of or beneficially owned by the Additional Guarantor (identify the issuer and nature of investment property).

                  14. Material Contract Rights. Below is a list of all other contract rights, franchises and licenses (other than the real property leases listed above) the cancellation or termination of which could be reasonably expected to have a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties, or prospects of the Additional Guarantor, (b) the rights and remedies of any Secured Party under any Loan Document to which the Additional Guarantor is a party, or (c) the ability of the Additional Guarantor to perform its obligations under the Loan Documents.